Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS FIRST-QUARTER NET EARNINGS FROM CONTINUING

OPERATIONS OF $0.56 PER DILUTED SHARE, OR $0.52 EXCLUDING GAIN

———————————

ADJUSTS 2013 FINANCIAL GUIDANCE FOR PREVIOUSLY DISCUSSED IMPACT OF SEQUESTER

NASHVILLE, Tenn. ─ (April 23, 2013) ─ Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the first quarter ended March 31, 2013.  Revenues increased 14% for the quarter to $260.1 million from $228.9 million for the first quarter of 2012. Net earnings from continuing operations attributable to AmSurg common shareholders were $17.8 million, or $0.56 per diluted share, for the first quarter of 2013 compared with $14.8 million, or $0.50 per diluted share, for the first quarter of 2012.  Results for the first quarter of 2013 include a pre-tax gain of $2.2 million related to the deconsolidation of a surgery center that AmSurg contributed to a newly formed joint venture with a hospital system partner.  Excluding this gain, net earnings from continuing operations per diluted share attributable to AmSurg common shareholders increased 4% to $0.52 per diluted share for the first quarter of 2013.

            Mr. Holden said, “AmSurg’s earnings for the first quarter met the high end of our guidance, as adjusted for the deconsolidation gain.  As anticipated, our results for the first quarter also include the impact of a reduction in workers’ compensation reimbursement by the State of California and increased interest expense related to our debt offering in the fourth quarter of 2012, which totaled $0.07 per diluted share in aggregate.

            “Our same center revenue declined 2% for the quarter.  As we previously discussed, the decline was primarily the result of having two less business days than the first quarter last year, which had a negative impact of approximately 300 basis points on this growth metric.  The growth in the Company’s revenues and adjusted earnings for the first quarter was primarily due to the acquisition of 17 centers during 2012, including 14 centers in the fourth quarter.  In addition, we opened a de novo center during 2012.

            “As mentioned above, during the first quarter, we entered into a joint venture with a hospital system.  In connection with the formation of the joint venture, we contributed our controlling interest in one surgery center to the joint venture, which resulted in the $2.2 million gain on the deconsolidation of this surgery center.  Our joint venture partner also contributed one surgery center to the joint venture.  We believe this partnership will provide both economies of scale and potential future growth opportunities in this market.  As a result of this transaction, we operated a total of 241 centers at the end of the quarter.  We also added three centers under letter of intent to end the quarter with four letters of intent.

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AMSG Reports First-Quarter Results

April 23, 2013

            “Net cash flows from operating activities were $73.9 million for the first quarter of 2013, compared with $69.1 million for the first quarter of 2012.  Excluding distributions to noncontrolling interests, net cash flows from operations were $30.0 million for the first quarter of 2013 compared with $30.1 million in the first quarter of 2012.  Our ratio of total debt to trailing 12 months EBITDA as calculated under our credit agreement was 3.2 at March 31, 2013. We continue to expect to generate strong cash flow in 2013, which, combined with availability of $208 million under our revolving credit facility, positions us well to fund our planned growth for the year.

            “As we discussed when we issued our 2013 financial guidance, our guidance did not reflect any impact related to sequestration; however, we indicated that, in the event sequestration occurred, we expected it, under then current legislation, to negatively affect our results by $0.06 per diluted share on an annualized basis. Today, we adjust our guidance for the impact of sequestration, which we expect to total $0.05 per diluted share for the year.  As a result, we are lowering the high end of our guidance for 2013 same-center revenue growth to 1% from 2%.

            “As noted previously, for 2013 we expect our results to reflect increased interest expense of $0.20 per diluted share related to our debt offering in the fourth quarter of 2012, as well as reductions by the State of California in workers’ compensation reimbursement that are expected to have a negative impact on 2013 same-center revenues of approximately 100 basis points and on net earnings from continuing operations attributable to common shareholders of $0.06 per diluted share, spread relatively evenly through the year.  Our financial guidance for 2013 and, as indicated, the second quarter of 2013 is as follows:

•         Revenues in a range of $1.06 billion to $1.09 billion.

•         Same-center revenue increase of 0% to 1%.

•         Center acquisitions that generate annualized operating income in a range of $25 million to $29 million.

•         Net cash flow provided by operating activities, less distributions to noncontrolling interests, in a range of $140 million to $150 million.

•         Net earnings from continuing operations per diluted share attributable to common shareholders in a range of $2.13 to $2.18, excluding the impact of the deconsolidation gain.

•         For the second quarter of 2013, net earnings from continuing operations per diluted share attributable to common shareholders in a range of $0.55 to $0.57.”

The information contained in the preceding paragraphs, including information regarding the Company’s acquisition plans and financial results for future periods, is forward-looking information.  Forward-looking information involves known and unknown risks and uncertainties as described below.  There can be no assurance that AmSurg will be successful in acquiring the surgery centers described above and the attainment of the financial targets set forth in this press release is dependent on the assumptions described above.  The Company’s actual results and performance could differ materially from those expressed or implied by the forward-looking information contained in this press release.

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AMSG Reports First-Quarter Results

April 23, 2013

            Mr. Holden concluded, “Our guidance for 2013 reflects the near-term headwinds we face for the year related to state and federal reimbursement and an uncertain economic and employment environment.  We believe that our best response to these pressures is to continue implementing our proven business model to prepare the Company for stronger growth as the headwinds subside.

            “We are confident of the long-term growth potential of both the ASC industry and our position as the largest owner and operator of ASCs.  Our quality and cost effectiveness is recognized by our physician partners and patients who use our facilities and who continue to be highly satisfied with their experience.  At a time of intensifying focus on quality and cost, expanded healthcare access for millions of people and strong demographic trends, we believe long-term demand for our services will expand steadily.  As a result, we will remain primarily focused on strengthening our position as the provider of choice for our physician partners through the continued execution and enhancement of our value proposition, on increasing our same-center revenues and on expanding our geographic footprint through accretive acquisitions in a fragmented industry.”

            AmSurg Corp. will hold a conference call to discuss this release tomorrow, April 24, 2013, at 9:00 a.m. Eastern time.  Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

            This press release contains forward-looking statements.  These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties.  Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; adverse developments affecting the medical practices of the Company’s physician partners; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues by increasing procedure volume while maintaining its operating margins and profitability at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; adverse weather and other factors beyond the Company’s control that may affect the Company’s surgery centers; the Company’s ability to generate sufficient cash to service all of its indebtedness; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; uncertainties regarding the impact of the Health Reform Law; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; potential liabilities associated with the Company’s status as a general partner of

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AMSG Reports First-Quarter Results

April 23, 2013

limited partnerships; liabilities for claims brought against our facilities; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the potential write-off of the impaired portion of intangible assets; potential liability relating to the tax deductibility of goodwill; and other risk factors described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission.  Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States.  At March 31, 2013, AmSurg owned and operated 241 centers.

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AMSG Reports First-Quarter Results

April 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data

(Dollars in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
Statement of Earnings Data:	2013	2012

Revenues	$260,061	$228,899
Operating expenses:
Salaries and benefits	81,581	72,115
Supply cost	37,644	32,097
Other operating expenses	53,261	47,132
Depreciation and amortization	8,082	7,341
Total operating expenses	180,568	158,685
Gain on deconsolidation	2,237	-
Equity in earnings of unconsolidated affiliates	402	395
Operating income	82,132	70,609
Interest expense	7,544	4,267
Earnings from continuing operations before income taxes	74,588	66,342
Income tax expense	12,315	10,816
Net earnings from continuing operations	62,273	55,526
Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax	-	306
Loss on disposal of discontinued interests in surgery centers, net of income tax	-	(893)
Net loss from discontinued operations	-	(587)
Net earnings	62,273	54,939
Less net earnings attributable to noncontrolling interests:
Net earnings from continuing operations	44,462	39,972
Net earnings from discontinued operations	-	191
Total net earnings attributable to noncontrolling interests	44,462	40,163
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$14,776
Amounts attributable to AmSurg Corp. common shareholders:
Earnings from continuing operations, net of income tax	$17,811	$15,554
Discontinued operations, net of income tax	-	(778)
Net earnings attributable to AmSurg Corp. common shareholders	$17,811	$14,776

Earnings per share-basic:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.57	$0.51
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.03)
Net earnings attributable to AmSurg Corp. common shareholders	$0.57	$0.48
Earnings per share-diluted:
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$0.56	$0.50
Net loss from discontinued operations attributable to AmSurg Corp. common shareholders	-	(0.02)
Net earnings attributable to AmSurg Corp. common shareholders	$0.56	$0.47

Weighted average number of shares and share equivalents (000's):
Basic	31,217	30,619
Diluted	31,881	31,401

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AMSG Reports First-Quarter Results

April 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months
	Ended March 31,
Operating Data:	2013	2012

Continuing centers in operation at end of period (consolidated)	237	223
Continuing centers in operation at end of period (unconsolidated)	4	2
Average number of continuing centers in operation (consolidated)	238	222
New centers added during the period	1	1
Centers discontinued during the period	-	2
Centers under development/not opened at end of period	-	1
Centers under letter of intent at end of period	4	1
Average revenue per consolidated center	$660	$603
Same center revenues (decrease) increase	(2%)	5%
Procedures performed during the period at consolidated centers	394,313	379,454
Income tax expense attributable to noncontrolling interests	$186	$198

Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations attributable to AmSurg Corp. common shareholders	$17,811	$15,554
Add: income tax expense	12,315	10,816
Add: interest expense, net	7,544	4,267
Add: depreciation and amortization	8,082	7,341
EBITDA	$45,752	$37,978

(1)     EBITDA is defined as earnings before interest, income taxes and depreciation and amortization.  EBITDA should not be considered a measure of financial performance under generally accepted accounting principles.  Items excluded from EBITDA are significant components in understanding and assessing financial performance.  EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and  measure leverage and debt service capacity.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.  Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

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AMSG Reports First-Quarter Results

April 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	March 31,	December 31,
Balance Sheet Data:	2013	2012

Assets

Current assets:
Cash and cash equivalents	$42,413	$46,398
Accounts receivable, net of allowance of $24,276 and $22,379, respectively	101,503	96,752
Supplies inventory	18,106	18,406
Deferred income taxes	978	3,088
Prepaid and other current assets	30,142	27,537
Total current assets	193,142	192,181

Property and equipment, net	163,189	166,612
Investments in unconsolidated affiliates and long-term notes receivable	16,876	11,274
Goodwill	1,647,180	1,652,002
Intangible assets, net	21,985	22,517

Total assets	$2,042,372	$2,044,586

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$19,942	$17,407
Accounts payable	19,744	23,509
Accrued salaries and benefits	23,011	29,251
Other accrued liabilities	15,237	14,246
Total current liabilities	77,934	84,413

Long-term debt	603,409	620,705
Deferred income taxes	147,125	137,648
Other long-term liabilities	26,677	25,972
Commitments and contingencies
Noncontrolling interests - redeemable	175,709	175,382
Preferred stock, no par value, 5,000,000 shares authorized, no shares issued or outstanding	-	-

Equity:
Common stock, no par value, 70,000,000 shares authorized, 31,898,868 and 31,941,441 shares outstanding, respectively	175,532	183,867
Retained earnings	523,432	505,621
Total AmSurg Corp. equity	698,964	689,488
Noncontrolling interests - non-redeemable	312,554	310,978
Total equity	1,011,518	1,000,466

Total liabilities and equity	$2,042,372	$2,044,586

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AMSG Reports First-Quarter Results

April 23, 2013

AMSURG CORP.

Unaudited Selected Consolidated Financial and Operating Data, continued

(Dollars in thousands)

	For the Three Months
	Ended March 31,
Statement of Cash Flow Data:	2013	2012

Cash flows from operating activities:
Net earnings	$62,273	$54,939
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	8,082	7,341
Net loss on sale of long-lived assets	-	599
Gain on deconsolidation	(2,237)	-
Share-based compensation	2,050	1,792
Excess tax benefit from share-based compensation	(288)	(79)
Deferred income taxes	12,929	8,722
Equity in earnings of unconsolidated affiliates, net	(402)	(395)
Increase (decrease) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(1,705)	(1,119)
Supplies inventory	(201)	177
Prepaid and other current assets	17	(633)
Accounts payable	(3,040)	(1,693)
Accrued expenses and other liabilities	(4,101)	(985)
Other, net	488	479
Net cash flows provided by operating activities	73,865	69,145

Cash flows from investing activities:
Acquisition of interest in surgery centers and related transactions	(252)	(9,857)
Acquisition of property and equipment	(6,110)	(6,046)
Net cash flows used by investing activities	(6,362)	(15,903)

Cash flows from financing activities:
Proceeds from long-term borrowings	30,870	19,600
Repayment on long-term borrowings	(48,211)	(30,877)
Distributions to noncontrolling interests	(43,914)	(39,009)
Proceeds from issuance of common stock upon exercise of stock options	5,691	2,521
Repurchase of common stock	(16,758)	(2,823)
Capital contributions and ownership transactions by noncontrolling interests	559	869
Excess tax benefit from share-based compensation	288	79
Financing cost incurred	(13)	-
Net cash flows used by financing activities	(71,488)	(49,640)

Net (decrease) increase in cash and cash equivalents	(3,985)	3,602
Cash and cash equivalents, beginning of period	46,398	40,718
Cash and cash equivalents, end of period	$42,413	$44,320

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